--------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 10-K/A

                                 ANNUAL REPORT

                                      OF

                             MILLIPORE CORPORATION

                  For the Fiscal Year Ended December 31, 1998



                               ****************


                                   EXHIBITS


                               ****************



--------------------------------------------------------------------------------

                               INDEX TO EXHIBITS

                                                                                       Exhibit Volume
Exhibit No.                                   Description                                 Page No.
-----------                                   -----------                                 --------
3.1                Restated Articles of Organization, as amended May 6, 1996.........        **

3.2                By Laws, as amended...............................................        **

4.1                Indenture dated as of May 3, 1995, relating to the issuance of
                   $100,000,000 principal amount of Company's 6.78% Senior
                   Notes due 2004....................................................        **

4.2                Indenture dated as of April 1, 1997, relating to
                   the issuance Debt Securities in Series............................        **

10.1               Distribution Agreement, dated as of July 1, 1996, by and
                   among the Company and Fisher Scientific Company...................        **

10.2               Revolving Credit Agreement, dated as of January 22, 1997, among
                   Millipore Corporation and The First National Bank of Boston,
                   ABM AMRO Bank N.V. and certain other lending institutions
                   which are or become parties thereto...............................        **

10.3               Shareholder Rights Agreement, dated as of April 15, 1988,
                   between Millipore and The First National Bank of Boston...........        **

10.4               Long Term Restricted Stock (Incentive) Plan for Senior Management         **

10.5               1985 Combined Stock Option Plan...................................        **

10.6               Supplemental Savings and Retirement Plan for Key
                   Salaried Employees of Millipore Corporation.......................        **

10.7               Executive Termination Agreement...................................        **

10.8               Executive "Sale of Business" Incentive Termination Agreements.....        **

10.9               1995 Employee Stock Purchase Plan.................................        **

10.10              1995 Management Incentive Plan....................................        **

10.11              1995 Combined Stock Option Plan, as amended.......................        **

10.12              Second Amendment, effective as of September 30, 1998,
                   to Revolving Credit Agreement, dated as of January 22, 1997, among Millipore Corporation and The First National Bank
                   of Boston, ABM AMRO Bank N.V. and certain other lending
                   institutions......................................................        **

10.13              Note Purchase and Exchange Agreement, as amended through
                   November 2, 1998, between Millipore Corporation and
                   Metropolitan Life Insurance Company...............................        **

--------------------------------------------------------------------------------
**  Incorporated by Reference to a prior filing with the Commission

                          INDEX TO EXHIBITS [Cont'd]

                                                                                       Exhibit Volume
Exhibit No.                                   Description                                 Page No.
-----------                                   -----------                                 --------
10.14              Form of letter agreement with directors relating to the
                   deferral of directors fees and conversion into phantom
                   stock units.......................................................        **

10.15              1989 Stock Option Plan for Non-Employee Directors.................        **

10.16              Commercial Lease Agreement between EBP 3, Ltd. and
                   Millipore Corporation with respect to Premises located
                   in Allen, Texas...................................................        **

10.17              ISDA Master Agreement, dated January 27, 1994, as amended,
                   with Morgan Guaranty Trust Company of New York....................        5

11                 Computation of Per Share Earnings.................................        *+

21                 Subsidiaries of Millipore Corporation.............................        **

23                 Consent  of Coopers & Lybrand L.L.P...............................        65

24                 Power of Attorney.................................................        67

27                 Financial Data Schedule...........................................        70++++

--------------------------------------------------------------------------------
*+   Incorporated by reference to Note F to Financial Statements on page F-13
++++ EDGAR Filing only

                                                                   EXHIBIT 10.17


                                    ISDA(R)


                 InterNational Swap Dealers Association, Inc.


                               MASTER AGREEMENT
                         dated as of January 27, 1994



MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN") AND MILLIPORE CORPORATION (THE "COUNTERPARTY") have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will he governed by this Master Agreement which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a)  GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii)  Each obligation of each party under Section 2(a)(i) is subject to
     (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
     (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
     (3) each other applicable condition precedent specified in this Agreement.

(b) CHANGE OF ACCOUNT. Either Party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  NETTING.   If on any date amounts would otherwise be payable:-

     (i)  in the same currency; and

     (ii) in respect of the same Transaction,

     by each party to the other, then, on such date, each party's obligation to make Payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  DEDUCTION OR WITHHOLDING FOR TAX.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.
     If a party is so required to deduct or withhold, then that party ("X") will:-

       (1) promptly notify the other party ("Y") of such requirement;

       (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this
       Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y:

       (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities: and

       (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes. Whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not he required to be paid but for:-


         (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d): or

         (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (11) a Change in Tax Law.

      (ii)  LIABILITY.  If:-

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding, in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   REPRESENTATIONS.

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(l). at all times until the termination of this Agreement) that:-

(A)  BASIC REPRESENTATIONS.

     (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

 (b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

 (c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

 (d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

 (e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

 (f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

     (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii)  CREDIT SUPPORT DEFAULT.

         (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

         (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

         (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or reject, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event or default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable

     Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

        (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

        (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

        (1) the resulting surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the Other party to this Agreement; or

        (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable. a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

     (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party);-

         (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

         (2) to perform, or for any Credit Support Provider of such party to perform any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) TAX EVENT. Due to (x) any action taken by a tax authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a )(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) TRANSFER TO AVOID TERMINATION EVENT.  If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with a transferee on the terms proposed.

     (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv)  Right to Terminate.  If:-

     (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

     (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  EFFECT OF DESIGNATION.

     (i)  If notice designating an Early Termination Date is given under
     Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  CALCULATIONS.

     (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following Provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

         (1) FIRST METHOD AND MARKET QUOTATION. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

         (2) FIRST METHOD AND LOSS. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

         (3) SECOND METHOD AND MARKET QUOTATION. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less
         (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (4) SECOND METHOD AND LOSS. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

         (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and. if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

         (2) TWO AFFECTED PARTIES.  If there are two Affected Parties:-

             (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (i) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (ii) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

             (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

     If the amount payable is a positive number, Y will pay it to X. If it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies in amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(c).

     Any purported transfer that is not in compliance with this Section will be void.

8.   CONTRACTUAL CURRENCY

     (a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

     (b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or
     (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

     (c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

     (d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   MISCELLANEOUS

     (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

     (b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

     (c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

     (d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (e)  COUNTERPARTS AND CONFIRMATIONS.

          (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

          (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

     (f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

     (g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to he taken into consideration in interpreting this Agreement.

10.  OFFICES: MULTIBRANCH PARTIES

     (a) If Section 10(a) is specified in the Schedule as applying each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

     (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

     (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including 1egal fees and Stamp Tax incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

     (a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

          (i) if in writing and delivered in person or by courier, on the date it is delivered;

          (ii) if sent by telex, on the date the recipient's answerback is received;

          (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

          (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested) on the date that mail is delivered or its delivery is attempted; or

          (v) if sent by electronic massaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

     (b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic massaging system details at which notices or other communications are to be given to it.

 13. GOVERNING LAW AND JURISDICTION

     (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

     (b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

          (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law or to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

          (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

     Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     (c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days, appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

     (d) WAIVER OF IMMUNITIES. Each party irrevocably waives to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, or jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery or property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS


                          AS USED IN THIS AGREEMENT:-

   "ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

   "AFFECTED PARTY" has the meaning specified in Section 5(b).

   "AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all

   Transactions affected by the occurrence of such Termination Event and
   (b) with respect to any other Termination Event all Transactions.

   "AFFILIATE" means subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

   "APPLICABLE RATE" means:-

   (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

   (b) in respect of an obligation to pay an amount under Section 6(c) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

   (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

   (d)  in all other cases the Termination Rate.

   "BURDENED PARTY" has the meaning specified in Section 5(b).

   "CHANGE IN TAX LAW" means the enactment promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

   "CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

   "CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).


   "CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

   "CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

   "DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

  "DEFAULTING PARTY" has the meaning specified in Section 6(a).

  "EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

  "EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

  "ILLEGALITY" has the meaning specified in Section 5(b).

  "INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

  "LAW" includes any treaty, law. rule or regulation (as modified in the case of tax matters by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

  "LOCAL BUSINESS DAY" means subject to the Schedule, a day on which commercial banks open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained or incorporated by reference in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

  "LOSS" means, with respect to this Agreement or one, or more Terminated Transactions as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made except so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

  "MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such Party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the "satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

  "NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

  "NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

  "OFFICE" means a branch or office of a party, which may be such party's head or home office.

  "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

  "REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

  "RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions
  (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment from or through which such payment is made.

  "SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

  "SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on such payer.

  "SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

  "SPECIFIED ENTITY" has the meaning specified in the Schedule.

  "SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

  "SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other group) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions),
  (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

  "STAMP TAX" means any stamp, registration, documentation or similar tax.

  "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

  "TAX EVENT" has the meaning specified in Section 5(b).

  "TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

  "TERMINATED TRANSACTIONS" means with respect to any Early Termination Date
  (a) if resulting from a Termination Event, all Affected Transactions and
  (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

  "TERMINATION CURRENCY" has the meaning specified in the Schedule.

  "TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

  "TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

  "TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

  "UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest in the currency of such amounts, from (and including) the date such amounts obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall he reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

MORGAN GUARANTY TRUST               MILLIPORE CORPORATION
COMPANY OF NEW YORK


By: /s/ Michael Y. Leder            By: /s/ Geoffrey Nunes
    ---------------------------         ----------------------------
    Name:  Michael Y. Leder             Name:   Geoffrey Nunes
    Title: Vice President               Title:  Senior Vice President and
    Date:                                       General Counsel
                                        Date:   April 4, 1994

                                     ISDA

             INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.

                             CREDIT SUPPORT ANNEX

                            to the Schedule to the

MASTER AGREEMENT

                         dated as of January 27, 1994
                                    between

Morgan Guaranty Trust Company                          Millipore Corporation
of New York ("Morgan")                and                   ("Party B")
     ("Party A")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:-

PARAGRAPH 1.  INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2.  SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

PARAGRAPH 3.  CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the amount by which:

          (i)  the Credit Support Amount

               exceeds

          (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transferred Amount then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "RETURN AMOUNT" applicable to the Secured Party for any Valuation Date will equal the amount by which:

          (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

          (ii) the Credit Support Amount.

     "CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any

     Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4.  CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

     (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

     (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day, if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)  SUBSTITUTIONS.

     (i) unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support");
     and (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the

     "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5.  DISPUTE RESOLUTION

        If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13. Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the

    Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

PARAGRAPH 6.   HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

     (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

     (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

     (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code. have the right to:

     sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor;
     and register any Postal Collateral in the name of the Secured Party, its Custodian or a nominee for either.

     For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

     (ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7.  EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

     (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that fail are is given to that party;

     (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

     (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30-days after notice of that failure is given to that party.

PARAGRAPH 8.  CERTAIN RIGHTS AND REMEDIES
-----------------------------------------

(a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

     (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

     (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

     (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

     (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

     to the extent that posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9.  REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10.  EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11.  MISCELLANEOUS

(a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of

Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the interest and then granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and detentions by either party, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICE. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12.  DEFINITIONS

As used in this Annex:-

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.

"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as the term is defined in the definitions of "Market Quotation").

  "INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

     (x) the amount of that Cash on that day; multiplied by

     (y) the Interest Rate in effect for that day; divided by

     (z) 360.

"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was

Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST RATE" means the rate specified in Paragraph 13.

"Local Business Day", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION  TIME" has the meaning specified in Paragraph 13.

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount and in accordance with the instructions of the Secured Party, Pledgor or Custodian as applicable:

     (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

     (ii) in the case of certificated securities that cannot be paid or delivered by book-entry payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

     (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

     (iv) in the case of Other Eligible Support or Other Posted Support as specified in Paragraph 13.

"VALUATION AGENT" has the meaning specified in Paragraph 13.

"VALUATION DATE" means each date specified in or otherwise determined pursuant to paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

     (i) Eligible Collateral or Posted Collateral that is:

         (A) Cash, the amount thereof; and

         (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

     (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

     (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

                             CREDIT SUPPORT ANNEX

                            to the Schedule to the
                               Master Agreement

                         dated as of January 27, 1994

                                    between

     Morgan Guaranty Trust            and          Millipore Corporation
      Company of New York                           (the "Counterparty")
                  ("Morgan")



PARAGRAPH 13.  ELECTIONS AND VARIABLES

(a)  Security Interest for "Obligations".  The term "Obligations" as used in
     -----------------------------------
     this Annex includes no additional obligations with respect to Morgan and the Counterparty.

(b)  Credit Support Obligations.
     --------------------------

     (i)  Delivery Amount, Return Amount and Credit Support Amount.
          --------------------------------------------------------

          (A)  "Delivery Amount" will have the meaning specified in Paragraph
               3(a).

          (B)  "Return Amount" will have the meaning specified in Paragraph
               3(b).

          (C) "Credit Support Amount" will have the meaning specified in Paragraph 3(b).

     (ii)  Eligible Collateral.  The following items will qualify as "Eligible
           -------------------
     Collateral":

                                                                     "Valuation
                                                   Counterparty      Percentage"
                                                   ------------      ----------
          (A)  Cash                                      X            [100]%

          (B)  negotiable debt obligations issued
               by the U.S. Treasury Department
               having an original maturity at
               issuance of not more than one year
               ("Treasury Bills")                        X             [98]%

                                                                     "Valuation
                                                   Counterparty      Percentage"
                                                   ------------      ----------
          (C)  negotiable debt obligations issued
               by the U.S. Treasury Department
               having an original maturity at
               issuance of more than one year but
               not more than ten years ("Treasury
               Notes")                                   X             [95]%

          (D)  negotiable debt obligations issued
               by the U.S. Treasury Department
               having an original maturity at
               issuance of more than ten years
               ("Treasury Bonds")                        X             [95]%


          (E)  Other: Agency Securities having an
               original maturity at issuance of
               not more than ten years.                  X             [98]%

               Agency Securities having an
               original maturity at issuance of
               more than ten years.                      X             [95]%

 As used herein, "Agency Securities" means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Corporation or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.


(iii)  Other Eligible Support.  There shall be no "Other Eligible Support" for
       -----------------------
       either party for purposes of this Annex.

       (iv)   Thresholds.
              ----------

       (A)  "Independent Amount" shall not apply for purposes of this Annex.

       (B) "Threshold" means the amounts determined on the basis of the lower of the Long Term Debt Ratings set forth in the following table, provided, however, that if (i) the Counterparty has no Long Term
            --------  -------
            Debt Rating, or (ii) an Event of Default has occurred and is continuing with respect to the Counterparty, the Threshold shall be U.S.$0:

           LONG TERM DEBT RATING    THRESHOLD
           (S&P/Moody's)           Counterparty
           ---------------------   ------------

               A-/A3 and above    infinity

               BBB+/Baal          US$15,000,000

               BBB/Baa2           US$10,000,000

               BBB-/Baa3          US$5,000,000

               Below BBB-/Baa3    zero

     As used herein:

              "Long Term Debt Rating" means, with respect to the Counterparty, the rating assigned by either S&P or Moody's to the long term, unsecured and unsubordinated indebtedness of the Counterparty, or, if applicable, the Credit Support Provider of the Counterparty.

              "S&P" means Standard & Poor's Ratings Group.
              "Moody's" means Moody's Investors Service, Inc.

           (C) "Minimum Transfer Amount" means U.S.$100,000, provided, however, that if an Event of Default has occurred and is continuing with respect to the Counterparty, the Minimum Transfer Amount shall be U.S.$0.

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down respectively to -the nearest integral multiple of U.S.$10,000.

(c)   Valuation and Timing.
      ---------------------

      (i)  "Valuation Agent" means Morgan.

      (ii) "Valuation Date" means any Local Business Day.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

      provided that the calculations of Value and Exposure will be made as of
      --------
      approximately the same time on the same date.

      (iv) "Notification Time" means by 1:00 p.m., New York time, on a Local Business Day.


(d)   Conditions Precedent.  With respect to Morgan, an Illegality (if Morgan is
      ----------
      the Affected Party with respect to such Termination Event) will be a "Specified Condition". With respect to the Counterparty, an Illegality and any Additional Termination Event (if the Counterparty is the Affected Party with respect to such Termination Events) will be a "Specified Condition".

(e)   Substitution.
      ------------

      (i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii)  Consent.  Inapplicable.
            -------

(f)   Dispute Resolution.
      ------------------

      (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.

      (ii) Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of
           -----
      Posted Credit Support other than Cash will be calculated as follows:

               (A) with respect to any Treasury Bills, Treasury Notes, Treasury
            Bonds or Agency Securities (referred to herein as "Government Obligations"), the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Government Obligations chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the day, next preceding such date, on which such quotations were available, plus (II) the accrued interest on such Government Obligations (except to the extent Transferred pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date

      (iii)  The provisions of Paragraph 5 will apply.

(g)   Holding and Using Posted Collateral.
      -----------------------------------

     (i) Eligibility to Hold Posted Collateral; Custodians.  Morgan will be
         -------------------------------------------------
     entitled to hold Posted Collateral itself or through a Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it
                        --------
     are satisfied:

            (1)  Morgan is not a Defaulting Party

            (2) The Custodian is a Bank (as defined in the Federal Deposit insurance Act) whose rating with respect to its long term unsecured, unsubordinated indebtedness is at least BBB+ by S&P or Baal by Moody's.

     (ii) Use of Posted Collateral. The provisions of Paragraph 6(C) will not apply to Morgan or the Counterparty.

(h)  Distributions and Interest Amount.
     ---------------------------------

     (i)  Interest Rate.  The "Interest Rate" will be 0% unless the parties
          -------------
          shall otherwise agree.

     (ii) Transfer of Interest Amount.  The provisions of Paragraph 6(d)(ii)
          ----------------------------
          will not apply.

(i)  Additional Representations.
     ---------------------------

     None.

(j)  Other Eligible Support and Other Posted Support.
     ------------------------------------------------

     (i) "Value" shall have no meaning with respect to Other Eligible Support and Other Posted Support.

     (ii) "Transfer" shall have no meaning with respect to Other Eligible Support and Other Posted Support.

 (k)   Demands and Notices.
       -------------------

 All demands, specifications and notices made by a party to this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

        With respect to Morgan.

        Morgan Guaranty Trust Company of New York Collateral Operations Department 36th Floor
        60 Wall Street
        New York, N.Y. 10260-0060
        Attention:  Susan Mcgillion
        Telephone:  (212) 648 4603

(l)     Other Provisions.
        -----------------

        (i) Modification to Paragraph 1: The following subparagraph (b) is
            ----------------------------
        substituted for subparagraph (b) of the Annex:

     "(b) Secured Party and Pledgor.  All references in this Annex to the
          -------------------------
"Secured Party" will be to Morgan and all corresponding references to the "Pledgor" will be to the Counterparty; provided, however, that if Other Posted
                                       --------  -------
Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as beneficiary thereof to provisions of law generally relating to security interests and secured parties."

(ii) Modification to Paragraph 2: The following Paragraph 2 is substituted for
     ----------------------------
     Paragraph 2 of this Annex:

   "PARAGRAPH 2. SECURITY INTEREST. The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party."

(iii)  Modification to Paragraph 9: The following first clause of Paragraph 9 is
       ----------------------------
substituted for the first clause of this Annex:

   "PARAGRAPH 9. REPRESENTATIONS. The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:"

(iv) Modifications to Paragraph 12:  The following definitions of "Pledgor" and
     ------------------------------
     "Secured Party" are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

   "PLEDGOR" means the Counterparty, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3 (a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

   "SECURED PARTY" means Morgan, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

Please confirm your agreement to the terms of the foregoing Paragraph 13 by signing below.

                            MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                            By: /s/ Don Thompson
                                ------------------------------------------------
                            Name:  Don Thompson
                            Title:  Vice President and Assistant General Counsel



                            MILLIPORE CORPORATION


                            By: /s/ Francis J. Lunger
                                ------------------------------------------------
                            Name:  Francis J. Lunger
                            Title:  Vice President & CFO

                                SCHEDULE TO THE
                               MASTER AGREEMENT
                         DATED AS OF JANUARY 27, 1994
                                    between


    MORGAN GUARANTY TRUST             AND            MILLIPORE CORPORATION
     COMPANY OF NEW YORK                              (THE "COUNTERPARTY")
         ("MORGAN")


                                    PART 1

                            Termination Provisions
                            ----------------------


In this Agreement:-

(1)  "Specified Entity" means:

          (a) in relation to Morgan, any Affiliate of Morgan for purposes of
          Section 5 (a)(v) and shall not apply for purposes of any other provision; and

          (b) in relation to the Counterparty, any Affiliate of the Counterparty for purposes of Sections 5(a)(v), (vi) and (vii) and shall not apply for purposes of any other provision.

(2)  "Specified Transaction, "will have the meaning specified in Section 14.

(3) The "Cross Default" provisions of Section 5(a)(vi) will apply to Morgan, the Counterparty and any applicable Specified Entity, for such purpose:

          (a) "Specified Indebtedness" will have the meaning specified in
          Section 14;

          (b) "Threshold Amount" means, with respect to the Counterparty an amount equal to 3% of the Counterparty's issued share capital and retained earnings (as specified from time to time in its most recently published audited annual accounts); and

          (c) Section 5 (a) (vi) will be deemed to be amended to include the following Clause "(3)":

entity to terminate its commitment under any agreement to lend or advance or make available funds to a party (or any applicable Specified Entity) in respect of an aggregate amount in excess of the Threshold Amount."

(4)  "Termination Currency" means United States Dollars.

(5) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Morgan. The Credit Event Upon Merger provisions of Section 5(b)(iv) will apply to the Counterparty and any applicable Specified Entity of the Counterparty.

(6) The "Automatic Early Termination", provisions of Section 6(a) will not apply to Morgan or the Counterparty.

(7)  For purposes of computing amounts payable on early termination:

     (a)  Market Quotation will apply to this Agreement; and

     (b)  The Second Method will apply to this Agreement.


                                    PART 2
                                    ------
                              Tax Representations
                              -------------------

Representations of Morgan
-------------------------

(1)  Payer Tax Representation.  For the purpose of Section 3(e), Morgan hereby
     ------------------------
     makes the following representation:

     (i) It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the Counterparty under this Agreement. In making this representation, it may rely on:

         (a) the accuracy of any representations made by the Counterparty pursuant to Section 3(f);

         (b) the satisfaction of the agreement of the Counterparty contained in section 4 (a) (i) or 4(a) (iii) and the accuracy and effectiveness of any document provided by the Counterparty pursuant to Section 4(a)(i) or 4(a)(iii); and

         (c) the satisfaction of the agreement of the Counterparty contained in
             Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the Counterparty does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

     (ii) It (A) is entering into such Swap Transaction in the ordinary course of its trade as, and is, either (x) a recognized U.K. bank or (y) a recognized U.K. swaps dealer (in either case (x) or (y)), for purposes of the United Kingdom Inland Revenue Extra Statutory Concession on interest and currency swaps dated March 14, 1989), and (B) will bring into account payments made and received in respect of such Swap Transaction in computing its income for United Kingdom tax purpose.

(2)  Payee Tax Representations.  For the purpose of Section 3(f), Morgan makes
     -------------------------
     the representations specified below:

     (i) It (A) is entering into such Swap Transaction in the ordinary course of its trade as, and is, either (x) a recognized U.K. bank or (y) a recognized U.K. swaps dealer (in either case (x) or (y)), for purposes of the United Kingdom Inland Revenue Extra Statutory Concession on interest and currency swaps dated March 14, 1989), and (B) will bring into account payments made and received in respect of such Swap Transaction in computing its income for United Kingdom tax purpose.

      (ii) It is a banking corporation organized under the laws of the State of New York and is not a foreign corporation within the meaning of
           Section 7701(a)(5) of the United States Internal Revenue Code.


Representations of the Counterparty
-----------------------------------

(1) Payer Tax representation.  For the purpose of Section 3(e), the Counterparty
    ------------------------
    hereby makes the following representation:

    It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to Morgan under this Agreement. In making this representation, it may rely on:

           (a) the accuracy of any representation made by Morgan pursuant to
               Section 3(f);

           (b) the satisfaction of the agreement of Morgan contained in Section 4 (a) (i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by Morgan pursuant to Section 4 (a) (i) or 4
               (a) (iii); and

             (c)   the satisfaction of the agreement of Morgan contained in
                   Section 4(d),

       provided that it shall not be a breach of this representation where reliance is placed on clause (b) and Morgan does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

 (2) Payee Tax Representations.  For the purpose of Section 3(f), the
     -------------------------
 Counterparty makes the representation specified below:

       (i) It is a corporation organized under the laws of the State of Massachusetts.


                                    Part 3

Agreement to Deliver Documents

 For the purpose of Sections 4 (a) (i) and (ii), each party agrees to deliver the following documents, as applicable:

 (1) Morgan will, on demand, deliver a certificate (or, if available, the current authorized signature book of Morgan) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

 (2) The Counterparty will, on demand, deliver a certificate (or, if available, the current authorized signature book of the Counterparty) specifying the names, title and specimen signatures of the persons authorized to execute this Agreement and each Confirmation on its behalf.

 Each of the foregoing documents is covered by the representation contained in
 Section 3(d) of this Agreement.

                                    PART 4

                                 Miscellaneous
                                 -------------


 (1) Governing Law.   This Agreement will be governed by and construed in
     -------------
 accordance with the laws of the State of New York without reference to choice of law doctrine.

 (2) Notices.
     -------

     (a) In connection with Section 12(a), all notices to Morgan shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

         Morgan Guaranty Trust Company of New York
         60 Wall Street
         New York, New York 10260
         Attention:  Global Swaps
         Facsimile No.:  (212) 648-5922

     (b) In connection with Section 12 (a), all notices to the Counterparty shall, with respect to any particular Transaction, be sent to the address, telex number or facsimile number specified in the relevant Confirmation and any notice for purposes of Sections 5 or 6 of the Agreement shall be sent to the address or telex number specified below:

         Millipore Corporation
         80 Ashby Road
         Bedford, Massachusetts
         Attention: Treasurer
         Facsimile No.: (781) 275-1071
         Telephone No.: (781) 275-9200


 (3)  Netting of Payments.  Subparagraph (ii) of Section 2(c) will not apply for
      -------------------
      the purpose of Section 2(c) with respect to all Transactions under this Agreement with effect from the date of this Agreement.

 (4)  Offices:  Multibranch Party.  For purposes of Section 10:
      ---------------------------

      (a)  Section 10(a) shall apply to Morgan; and

      (b)  For the purpose of section 10(c):

           (i) Morgan is a Multibranch Party and may act through its London and New York offices.

           (ii) The Counterparty is not a Multibranch Party.

 (5)  Credit Support Documents.  The Security Agreement between the Counterparty
      ------------------------
      and Morgan dated as of the date hereof, substantially in the form attached hereto as Exhibit B, shall be a Credit Support Document with respect to the Counterparty for all purposes hereof.

Part 5
------

                               Other Provisions
                               ----------------


 (1) ISDA Definitions.  Reference is hereby made to the 1991 ISDA Definitions
     ----------------
     (the "1991 Definitions") and the 1992 ISDA FX and Currency Option Definitions (the "FX Definitions"), each as published by the International Swap Dealers Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the 1991 Definitions or the FX Definitions shall have the meaning set forth therein.

 (2) Scope of Agreement.  Notwithstanding anything contained in the Agreement to
     ------------------
     the contrary, if the parties enter into any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement.

 (3) Inconsistency.  In the event of any inconsistency between any of the
     -------------
     following documents, the relevant document first listed below shall govern:
     (i) a Confirmation; (ii) the Schedule; (iii) the 1991 Definitions or the FX Definitions; and (iv) the printed form of ISDA Master Agreement.

 (4) Right of Setoff.  Without affecting the provisions of this Agreement
     ---------------
     requiring the calculation of certain net payment amounts, all payments under this Agreement shall be made without setoff or counterclaim and will not be subject to any conditions except as provided in Section 2 of this Agreement and except as provided in the following clauses (i) and (ii):

     (i) if there is a Defaulting Party, the Non-Defaulting Party will have the right to setoff, counterclaim or withhold payment in respect of any default by the Defaulting Party under this Agreement or any other agreement, whether matured or unmatured, between the parties, regardless in each case of the office or branch through which a party is acting, and the Non-Defaulting Party's obligations hereunder to the Defaulting Party shall be deemed to be satisfied and discharged to the extent of such setoff, counterclaim or withholding; and

     (ii) any obligation of a Non-Defaulting Party to make a payment to a Defaulting Party hereunder shall in any event be conditioned upon and subject to the condition precedent that and shall arise only upon the date that all indebtedness and obligations, whether matured or unmatured, of the Defaulting Party to the Non-Defaulting Party shall have been paid in full.

 (5) Calculation Agent.  The Calculation Agent will be Morgan.
     -----------------

 (6) Waiver of Jury Trial.  Each party waives, to the fullest extent permitted
     --------------------
 by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

 (7) Severability.  In the event any one or more of the provisions contained in
     ------------
 this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavour, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Please confirm your agreement to the terms of the foregoing Schedule by signing below.

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                              By: /s/ Michael Y. Leder
                                  --------------------
                                  Name:  Michael Y. Leder
                                  Title: Vice President



                              MILLIPORE CORPORATION


                              By: /s/ Geoffrey Nunes
                                  ---------------------
                                  Name:  Geoffrey Nunes
                                  Title: Senior Vice President and
                                          General Counsel

Millipore Corporation
80 Ashby Road
Bedford, Massachusetts
Attention:  Treasurer

                                   AMENDMENT
                           TO ISDA MASTER AGREEMENT

Dear Ladies/Gentlemen:

     Reference is made to the ISDA Master Agreement between Morgan Guaranty Trust Company of New York ("Morgan") and Millipore Corporation (the "Counterparty") dated as of January 27, 1994 (the "Agreement").

     The parties hereby agree to amend the Agreement as follows:

     1.    CREDIT SUPPORT DOCUMENT.  Part 4, paragraph (5) of the Schedule to
           -----------------------
           the Agreement is modified to read in its entirety as follows:

     "(5) CREDIT SUPPORT DOCUMENT. The ISDA Credit Support Annex and supplemental "Paragraph 13 Elections & Variables" dated as of January 27, 1994 in the form appended hereto will constitute a "Credit Support Document" for all purposes of this Agreement with respect to all of the obligations of each party hereunder, respectively."

     2.    AGREEMENT TO DELIVER DOCUMENTS.  Part 3 of the Schedule to the
           ------------------------------
           Agreement is modified by adding the following new paragraph "(3)":

     "(3) Both Morgan and the Counterparty will deliver the fully-executed Credit Support Document identified in Part 4, paragraph (5) of the Schedule to this Agreement, together with a certificate (or, if available, its current authorized signature book) bearing the name(s), title(s) and specimen signature(s) of the person(s) authorized to execute such Credit Support Document on behalf of the party."

            This Amendment shall be governed by, and construed in accordance with the law specified as the Governing Law in the Schedule to the Agreement and will be effective as of the date of the Agreement.

            In all other respects, the Agreement, as amended, shall remain in full force and effect.

                                    Very truly yours,

                                    MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK


                              By: /s/ Don Thompson
                                  ---------------------------------------
                              Name:  Don Thompson
                              Title: Vice President and
                                      Assistant General Counsel


      Confirmed and agreed to as of
      The date first above written:

      MILLIPORE CORPORATION



      By: /s/ Francis J. Lunger
          -------------------------------
      Name:  Francis J. Lunger
      Title: Vice President, Treasurer &
              Chief Financial Officer